Exhibit 99.1

Xenon Reports Q3 2026 Financial Results and Provides Business Update

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New Drug Application for azetukalner in focal seizures submitted to U.S. Food & Drug Administration in September 2026
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Expanding potential opportunity in epilepsy through ongoing Phase 3 X-TOLE3 and X-ACKT studies and planned Q1 2027 initiation of Phase 3b/4 X-FIRST study evaluating azetukalner as first add-on ASM
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Enrollment in Phase 3 X-NOVA2 study of azetukalner in MDD completed with topline data readout now expected in December 2026
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Positive Phase 1 data for novel, non-opioid pain programs XEN1701 (NaV1.7) and XEN1120 (KV7) presented at IASP World Congress on Pain support initiating Phase 2 proof-of-concept studies in acute pain; studies expected to initiate in H1 2027
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Cash, cash equivalents and marketable securities of $1.2 billion with cash runway into 2029
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Conference call at 4:30 pm EST today

VANCOUVER, BC and BOSTON, MA, November 9, 2026 (GLOBE NEWSWIRE) – Xenon Pharmaceuticals Inc. (Nasdaq: XENE), a neuroscience-focused biopharmaceutical company dedicated to drug discovery, clinical development, and commercialization of life-changing therapeutics for patients in need, today reported financial results for the third quarter ended September 30, 2026 and provided a business update.

“We've made significant progress advancing azetukalner with our recent NDA submission to the FDA for focal seizures and through ongoing scientific exchange opportunities. We continue to have great confidence in azetukalner’s product profile in epilepsy based on strong efficacy and consistent safety across more than 1,500 patient-years of data, which has been reiterated in conversations with both epileptologists and neurologists,” said Ian Mortimer, President and Chief Executive Officer of Xenon. “Following the completion of enrollment in X-NOVA2, we are working toward our first Phase 3 data readout in psychiatry with topline results now expected in December 2026. We also are excited about the growing value of our earlier stage pipeline as seen through the recent announcement of positive Phase 1 data for our novel, non-opioid pain programs, XEN1701 and XEN1120, which we are planning to progress to Phase 2 proof-of-concept studies in acute pain in the first half of 2027.”

Business Highlights and Anticipated Milestones

Azetukalner Development Program

Azetukalner is a novel, potent KV7 potassium channel opener in late-stage development for multiple potential indications, including two in epilepsy – focal seizures (FS) and primary generalized tonic-clonic seizures (PGTCS) – as well as neuropsychiatric disorders, including major depressive disorder (MDD) and bipolar depression (BPD).

Epilepsy Programs

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Xenon submitted its New Drug Application (NDA) for azetukalner in FS to the U.S. Food & Drug Administration (FDA) in September 2026.
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Xenon presented six abstracts at the 16th European Epilepsy Congress (EEC) in September 2026, including an encore oral presentation of the X-TOLE2 topline efficacy and safety data, as well as a new poster highlighting azetukalner’s differentiated KV7 mechanism of action and rational polytherapy potential.

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The Company expects multiple new azetukalner and epilepsy data presentations at the American Epilepsy Society (AES) 2026 Annual Meeting, taking place December 4-8, 2026, in Denver, Colorado.
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The Company expects to initiate X-FIRST, a new Phase 3b/4 study, which is designed to evaluate azetukalner as a first adjunctive antiseizure medication (ASM) in patients with FS. X-FIRST is a U.S.-based multicenter, open-label study with a 52-week treatment period, where azetukalner would be added into the treatment regimens of patients who are already taking an SV2A modulator or sodium channel blocker, and are less refractory relative to the X-TOLE and X-TOLE2 study populations with a lower baseline seizure frequency. The study is planned for initiation in Q1 2027.
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The Phase 3 X-TOLE3 study of azetukalner in FS continues to enroll and is intended to support regulatory submissions outside of the U.S. X-TOLE3 enrollment outside of Japan is expected to complete in 2026.
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The Phase 3 X-ACKT study of azetukalner in PGTCS continues to enroll and is intended to support regulatory submissions for an additional epilepsy indication.

Neuropsychiatry Programs

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Xenon completed enrollment in the Phase 3 X-NOVA2 study in MDD with approximately 360 total patients; the topline data readout is now expected in December 2026.
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The Company announced in September that it had initiated a voluntary pause on new patient enrollment in the ongoing Phase 3 clinical studies of azetukalner in MDD and BPD. Patients currently enrolled in the ongoing studies, including both open label extension studies, remain active.

Clinical Programs for Pain

Xenon continues to expand its portfolio of potent, selective ion channel modulators using the Company’s strong heritage in human genetics, deep understanding of ion channel biology, and expertise in novel chemistries. This includes clinical-stage candidates targeting NaV1.7 and KV7, which are important novel targets for non-opioid pain therapeutics.

NaV1.7 Programs

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At the International Association for the Study of Pain (IASP) 2026 World Congress on Pain in October 2026, Xenon presented positive data from its Phase 1 Single Ascending Dose (SAD)/Multiple Ascending Dose (MAD) study in healthy adult participants for XEN1701 targeting NaV1.7. XEN1701 achieved Xenon’s target profile, including desired high levels of NaV1.7 receptor occupancy in both the peripheral and central nervous system, and was generally well-tolerated with no notable autonomic cardiovascular effects. Additionally, new preclinical data in cynomolgus monkeys demonstrated that a NaV1.7 inhibitor provided significant pain reductions in capsaicin-evoked heat pain. Based on the positive Phase 1 results, Xenon expects to initiate a Phase 2 proof-of-concept (POC) study for XEN1701 in acute pain in H1 2027.
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A Phase 1 SAD/MAD study in healthy adult participants is ongoing for XEN1720, Xenon’s second clinical-stage candidate targeting NaV1.7.

KV7 Program

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At the IASP 2026 World Congress on Pain, Xenon presented positive data from its Phase 1 SAD/MAD study in healthy adult participants for XEN1120 targeting KV7. XEN1120 achieved plasma levels predictive of analgesic effects based on preclinical modeling and was generally well-tolerated. Additionally, new preclinical data in cynomolgus monkeys demonstrated that a KV7 modulator provided significant pain reductions in capsaicin-evoked heat pain. Based on the positive Phase 1 results, Xenon expects to initiate a Phase 2 POC study for XEN1120 in acute pain in H1 2027.

Early-Stage R&D and Partnered Programs for Epilepsy

Beyond azetukalner, Xenon is committed to advancing additional novel treatment approaches to address significant unmet needs in epilepsy.

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IND-enabling studies are ongoing for the Company’s oral small molecule NaV1.1 program. Preclinical data suggest that targeting NaV1.1 could potentially address the underlying cause and symptoms of Dravet syndrome.
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In collaboration with Neurocrine Biosciences, a Phase 1b study is ongoing for NBI-921355, an investigational, selective inhibitor of voltage-gated sodium channels NaV1.2 and NaV1.6 in development for the potential treatment of certain types of epilepsy. Data from the Phase 1b study are expected in 2027.

Upcoming Investor Conferences

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Xenon will attend four upcoming investor conferences in Q4 2026, including the Guggenheim 3rd Annual Healthcare Innovation Conference on November 10 in Boston, MA, the Stifel 2026 Healthcare Conference on November 11 in New York, NY, the 2026 Jefferies Global Healthcare Conference on November 18 in London, UK, and the 9th Annual Evercore Healthcare Conference on December 1 in Coral Gables, FL. Details about the presentations and webcast information are available on the Investors section of Xenon's website. Webcasts are posted for replay following the event, as available. All dates and times are subject to change.

Q3 2026 Financial Results

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Cash, cash equivalents and marketable securities were $1,153.5 million as of September 30, 2026, compared to $586.0 million as of December 31, 2025. Based on current operating plans, Xenon anticipates having sufficient cash to fund operations into 2029. As of September 30, 2026, there were 98,275,278 common shares and 1,507,885 pre-funded warrants outstanding.
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Research and development expenses were $95.6 million for the quarter ended September 30, 2026, compared to $77.1 million for the same period in 2025. The increase in research and development expenses for the period was primarily attributable to the ongoing azetukalner Phase 3 clinical studies in MDD and BPD and manufacturing activities to support potential commercialization and launch readiness of azetukalner, the ongoing XEN1720 Phase 1 clinical study, as well as increased personnel-related costs due to an increase in employee headcount and stock-based compensation expense.
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General and administrative expenses were $24.4 million for the quarter ended September 30, 2026, compared to $19.3 million for the same period in 2025. The increase in general and administrative expenses for the period was primarily attributable to personnel-related costs due to an increase in employee headcount and stock-based compensation expense and an increase in professional and consulting fees.
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Other income was $11.5 million for the quarter ended September 30, 2026, compared to $6.1 million for the same period in 2025. The increase in other income for the period was primarily attributable to higher interest income.
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Net loss was $110.4 million for the quarter ended September 30, 2026, compared to $90.9 million for the same period in 2025. The increase in net loss for the period was primarily attributable to higher research and development expenses driven by the azetukalner and pain programs and higher personnel-related costs, higher general and administrative expenses driven by higher personnel-related costs and professional and consulting fees, partially offset by higher interest income.

Conference Call Information

Xenon will host a conference call and webcast today at 4:30 pm EST (2:30 pm PCT) to discuss its third quarter 2026 results. A listen-only webcast can be accessed on the Investors section of the Xenon website, with a replay available following the event. Participants can access the conference call by dialing (800) 715-9871 or (646) 307-1963 for international callers and referencing conference ID 8984105.

About Azetukalner

Azetukalner is a novel, potent KV7 potassium channel opener currently in development for the treatment of epilepsy, major depressive disorder and bipolar depression. It represents the most advanced, clinically validated potassium channel modulator in late-stage clinical development. Azetukalner is designed to open potassium channels in the central nervous system, allowing potassium ions to flow and hyperpolarizing neurons. This process helps reduce excessive neuronal firing, which is a key contributor to several neurologic and psychiatric disorders.

About Xenon Pharmaceuticals Inc.

Xenon Pharmaceuticals (Nasdaq: XENE) is a neuroscience-focused biopharmaceutical company dedicated to drug discovery, clinical development, and commercialization of life-changing therapeutics for patients in need. Xenon’s lead molecule, azetukalner, is a novel, potent KV7 potassium channel opener in late-stage clinical development for the treatment of epilepsy, major depressive disorder and bipolar depression. Xenon is also advancing an early-stage portfolio of multiple promising potassium and sodium channel modulators, including KV7 and NaV1.7 programs in Phase 1 development for the potential treatment of pain. Xenon has offices in Vancouver, British Columbia, and Boston, Massachusetts. For more information, visit www.xenon-pharma.com and follow us on LinkedIn and X.

Xenon and the Xenon logo are registered trademarks or trademarks of Xenon Pharmaceuticals Inc. in the U.S., Canada and elsewhere. All other trademarks belong to their respective owner.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 and Canadian securities laws. These forward-looking statements are not based on historical fact, and include statements regarding the status of and potential results from clinical studies; the potential efficacy, safety profile, future development plans in current and anticipated indications, addressable market, regulatory success and commercial potential of our and our partners’ product candidates; the efficacy of our clinical study designs; our ability to achieve milestones in our azetukalner and other pipeline and development programs, including the anticipated filing of INDs (or equivalent) and NDAs, initiation of clinical studies, completion of trial enrollment and timing of topline data readout from any clinical studies; the timing and results of our interactions with regulators; and our ability to successfully develop, obtain regulatory approval for, and commercialize azetukalner and our other product candidates. These forward-looking statements are based on current assumptions that involve risks, uncertainties and other factors that may cause the actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: clinical studies may not demonstrate safety and efficacy of any of our or our collaborators’ product candidates; promising results from preclinical development activities or early clinical study results may not be replicated in later clinical studies; our assumptions regarding our planned expenditures and sufficiency of our cash to fund operations may be incorrect; our ongoing discovery and preclinical efforts may not yield additional product candidates; any of our or our collaborators’ product candidates, including azetukalner, may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; we may not achieve additional milestones in our proprietary or partnered programs; regulatory agencies may delay the initiation or completion of clinical studies or impose additional requirements prior to approval; the impact of market, industry, and regulatory conditions on clinical study enrollment; the impact of competition; the impact of expanded product development and clinical activities on operating expenses; the impact of new or changing laws and regulations; the impact of unstable economic conditions in the general domestic and global economic markets; adverse conditions from geopolitical events; as well as the other risks identified in our filings with the U.S. Securities and Exchange Commission and the securities commissions in British Columbia, Alberta, and Ontario. These forward-looking statements speak only as of the date hereof and we assume no obligation to update these forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

Contacts

For Investors:

Laura Perry/Emily Huang

Argot Partners

Xenon@argotpartners.com

For Media:

Colleen Alabiso

Senior Vice President, Corporate Affairs

media@xenon-pharma.com

XENON PHARMACEUTICALS INC.

Condensed Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash, cash equivalents and marketable securities	$950,798	$548,886
Other current assets	9,267	11,763
Marketable securities, non-current	202,680	37,152
Other non-current assets	37,130	35,362
Total assets	$1,199,875	$633,163

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$44,154	$40,260
Other current liabilities	1,150	1,532
Other non-current liabilities	8,189	9,611
Total liabilities	53,493	51,403

Shareholders’ equity	1,146,382	581,760
Total liabilities and shareholders’ equity	$1,199,875	$633,163

XENON PHARMACEUTICALS INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Expressed in thousands of U.S. dollars except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$—	$—	$—	$7,500

Operating expenses:
Research and development	95,645	77,054	283,377	213,239
General and administrative	24,422	19,282	72,173	57,564
Total operating expenses	120,067	96,336	355,550	270,803
Loss from operations	(120,067)	(96,336)	(355,550)	(263,303)
Other income	11,475	6,117	30,764	23,132
Loss before income taxes	(108,592)	(90,219)	(324,786)	(240,171)
Income tax recovery (expense)	(1,843)	(677)	1,313	(478)
Net loss	$(110,435)	$(90,896)	$(323,473)	$(240,649)

Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	(2,397)	364	(5,388)	2,089
Comprehensive loss	$(112,832)	$(90,532)	$(328,861)	$(238,560)

Net loss per common share:
Basic and diluted	$(1.11)	$(1.15)	$(3.38)	$(3.05)
Weighted-average common shares outstanding:
Basic and diluted	99,765,663	79,247,976	95,573,728	78,962,975